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                              SEPARATION AGREEMENT
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     THIS SEPARATION AGREEMENT ("Agreement") is made by and between Bruce M.
Gillis ("Gillis"), together with each and every dependent, heir, agent, executor, legal representative, successor and assign of Gillis, and ImageMax, Inc., a Pennsylvania corporation ("Parent"), and its subsidiaries (the Parent and its subsidiaries are collectively referred to as the "Company"), together with each and every of their predecessors, successors (by merger or otherwise), assigns, parents, subsidiaries, affiliates, divisions, directors, officers, employees, attorneys, accountants and agents, whether past, present or former.

     WHEREAS, Gillis and the Company have agreed that he should resign his employment with the Company and his membership on all Boards of Directors of the Company, except for the Board of Directors of the Parent; and

     WHEREAS, Gillis and the Parent, on its own behalf and on behalf of each Company, desire to set forth herein their entire understanding and agreement regarding such resignation.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, each of Gillis and the Parent, on its own behalf and on behalf of each Company, acting of his and its own free will, and intending to be legally and irrevocably bound hereby, agree as follows:

     1. Resignation. Gillis hereby resigns all employment, Board of Director and other positions with the Company, except only for his membership on the Board of Directors of Parent, effective on September 18, 1998. Except as otherwise set forth herein, the Employment Agreement between the Parent and Gillis dated August 1, 1997, a copy of which is attached hereto as Exhibit A (the "Employment Agreement"), and the Term of the Employment Agreement (as that term is used therein), shall terminate as of September 18, 1998.

     2. Payments.

     (a) Severance. The Company agrees to pay Gillis the sum of Three Hundred Thousand Dollars ($300,000.00), subject to all applicable federal, state and local tax (the "Severance Payment"), one-third of such amount to be paid by check on September 21, 1998, one-third of such amount to be paid by check on March 18, 1999 and the remaining one-third of such amount to be paid by check on September 18, 1999. Notwithstanding the foregoing, any unpaid portion of the Severance Payment shall be paid to Gillis by the Parent or


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the Successor Entity (as defined below), as the case may be, upon the completion of a Change of Control or Sale of the Parent (each as defined below).

     (b) Board. While he is a member of the Board of Directors of the Parent, Gillis will receive all benefits and compensation for services in such capacity as is received by the other members of the Board of Directors of the Parent who are not employees of the Parent ("Outside Directors") in their capacity as such; provided, however, that prior to September 18, 1999, Gillis will not be entitled to any cash compensation for services as a member of the Board of Directors of Parent, except for cash payments on account of meeting fees if and to the extent that such payments are made to other Outside Directors in their capacity as such.

     (c) Change of Control. In addition to the Severance Payment, upon the completion of a Sale of the Parent or a Change of Control (each as defined below) prior to September 18, 2000, the Parent or the successor to all or substantially all of the Parent's assets, capital stock or business (the "Successor Entity"), as the case may be, shall pay to Gillis by check the sum of One Hundred Fifty Thousand Dollars ($150,000), subject to all applicable federal, state and local tax. For purposes of this Agreement: (i) a "Change of Control" means the sale, transfer, assignment or other disposition (including by merger or consolidation) by stockholders of the Parent, in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then outstanding stock of the Parent to one or more Persons, other than (A) any such sales, transfers, assignments or other dispositions by such stockholders to their respective Affiliates or (B) any such transaction effected primarily to reincorporate the Parent in another jurisdiction; (ii) "Affiliate" means, with respect to any stockholder of the Parent, (W) any Person directly or indirectly controlling, controlled by or under common control with such stockholder, (X) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such stockholder, (Y) any officer, director or general partner of such stockholder, or (Z) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the outstanding voting securities of any Person described in clauses (W) through (Y) of this sentence; (iii) "Person" means an individual, partnership, corporation, joint venture, association, trust, unincorporated association, other entity or association; and (iv) "Sale of the Parent" means a sale, transfer, assignment or other disposition (including by merger or consolidation) of all of the outstanding stock of the Parent, or of all or substantially all of the assets of the Parent, or a liquidation or dissolution of the Parent; provided, however, that a "Sale of the Parent" shall not include the consummation of a public offering of common stock of the Parent pursuant to a registration statement or any transaction effected primarily to reincorporate the Parent in another jurisdiction.

     (d) Expense Reimbursement. The Company agrees to reimburse Gillis in accordance with its existing business practices for his reasonable business expenses related to the Company prior to September 18, 1998 which have not yet been reimbursed (the "Non-Reimbursed Expenses"). Within forty-five (45) days of the execution hereof, Gillis agrees


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to submit to James D. Brown, the Chief Financial Officer of the Company, the
appropriate expense reports reflecting such expenses. Once such reports are processed, the Company will promptly reimburse Gillis for the Non-Reimbursed Expenses.

     3. Option Continuation. The Company hereby agrees that the option to purchase 100,000 shares of common stock of the Company granted to Gillis as of December 9, 1997 pursuant to a Non-Qualified Stock Option Agreement (the "Option Agreement") shall, notwithstanding terms in the Option Agreement or the Company's 1997 Incentive Plan to the contrary, vest in full on September 18, 1998 and be exercisable thereafter in accordance with the Option Agreement until
(i) December 8, 2002, (ii) a Change of Control or (iii) the Sale of the Parent, whichever first occurs.

     4. Board Committee. The Company hereby agrees that if, while Gillis is a member of the Board of Directors of Parent, such Board of Directors forms a committee thereof to consider a potential Sale of the Parent or Change of Control, Gillis shall be appointed to such committee.

     5. Medical Benefit Continuation. For the period September 18, 1998 to September 17, 1999, the Company will provide Gillis and his family full coverage under the Company group medical plan subject to the requirements of the medical plan. Gillis agrees to pay directly or to the Company for such coverage an amount equal to any required employee contribution to the medical plan premium. Gillis' statutory rights under COBRA to continue participation in the Company's group medical coverage for a period of up to eighteen (18) months, at his own cost, shall begin on September 18, 1999. The Company's obligation to continue medical coverage will cease if Gillis becomes eligible to participate in a comparable medical plan with a new employer. In this case, Gillis agrees to immediately provide written notification of this fact to the Vice President of Human Resources of the Company and the (acting) Chief Executive Officer of the Company. If the Company is unable to continue medical coverage under its group medical plan as required by this paragraph 5 due to requirements of such plan, the Company shall pay to Gillis an amount equal to the costs which the Company would have incurred had it been able to provide such coverage.

     6. Attorneys' Fees. Upon presentation of appropriate invoices, the Company agrees to reimburse Gillis for all reasonable attorneys' fees incurred on or prior to September 25, 1998 in connection with Gillis' separation from employment and the negotiation of this Agreement in a sum not to exceed Ten Thousand Dollars ($10,000.00).

     7. Return of Gillis' Personal Property. The Company agrees to return to Gillis, within five (5) business days of the execution of this Agreement, his personal property, if any, within its possession or control. Gillis expressly agrees that the Company may retain copies of any information embodied by, or contained in, the property turned over to Gillis under the


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terms of this paragraph if the Company reasonably believes that the information serves its business needs.

     8. Return of Company Property. Gillis agrees to return to the Company, within five (5) business days of the execution of this Agreement, all Company property in his possession or control. Gillis further agrees that he will not make, retain or remove any copies of any of the foregoing, except with respect to documents related to his role as a member of the Board of Directors of Parent, which he may retain. Notwithstanding the foregoing, Gillis shall retain the use of a Company owned laptop computer, e-mail address and one copy of DocuROM software (including fully paid maintenance and support of the DocuROM software) while he remains a member of the Board of Directors of Parent, after which he will promptly return such items to the Company.

     9. Mutual Release of Claims. Gillis hereby completely remises, releases, relinquishes, waives and forever discharges the Company, together with each and every of their predecessors, successors (by merger or otherwise), assigns, parents, subsidiaries, affiliates, divisions, directors, officers, employees, attorneys, accountants and agents, whether past, present or former of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims, liabilities and demands whatsoever, in law or in equity, known or unknown, in tort, contract, by statute, negligence (whether by contribution or indemnification) or any other basis for relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind which Gillis ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, arising out of or in any way related to the Company or his employment with the Company, his membership on any Boards of Directors of the Company or the termination of that employment and membership; provided, however, that nothing contained herein shall release the Company from its obligations under this Agreement, the Parent's registration rights obligations arising out of the Shareholders' Agreement dated as of November 19, 1996, as amended, the Parent's obligations under the Option Agreement and the Company's obligations to indemnify Gillis from acts and omissions as a director and officer of the Company to the fullest extent permissible by law. Gillis agrees that he has executed this Release on his own behalf, and also on behalf of his dependents, heirs, agents, executors, legal representatives, successors and assigns. This Release includes, but is not limited to, a release of any rights or claims he may have for, or pursuant to, the Pennsylvania Wage Payment and Collection Law or any other state or local wage payment statute, the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act (ADA), the Employer Retirement and Income Security Act (ERISA), any other federal, state or local laws or regulations prohibiting employment discrimination, breach of any express or implied contract, wrongful termination or any other tort claims, including claims for attorneys' fees, whether based on common law or otherwise. Gillis understands, however, that by signing this Release, he does not waive rights to: (a) any claims arising under any applicable worker's compensation laws; (b) any claims which


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the law states may not be waived; or (c) his vested rights, if any, under the regular employment benefit plans of the Company, in effect as of the date of this Agreement.

     The Parent, on its own behalf and on behalf of each Company, hereby completely remises, releases, relinquishes, waives and forever discharges Gillis and his dependents, heirs, agents, executors, legal representatives, successors and assigns, of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims, liabilities and demands whatsoever, in law or equity, known or unknown, in tort, contract, by statute, negligence (whether by contribution or indemnification) or any other basis for relief, compensatory, punitive or other damages, expenses (including attorney's fees), reimbursements or costs of any kind which the Company ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, arising out of or in any way related to the Company or his employment with the Company, his membership on any Boards of Directors of the Company or the termination of that employment and membership; provided however, that nothing contained herein shall release Gillis from: (i) his obligations under this Agreement; (ii) his obligations under Sections 6 (confidentiality), 7 (ownership of proprietary information, as amended in paragraph 10 of this Agreement) and 20 (specific performance) of the Employment Agreement; and (iii) so long as Gillis remains a member of the Board of Directors of Parent, his obligations under Section 8 (non-competition) of the Employment Agreement (as amended and restated in paragraph 11 of this Agreement.) The Parent agrees that it has executed this Release on its own behalf and on behalf of each Company, and also on behalf of each and every of their predecessors, successors (by merger or otherwise), assigns, parents, subsidiaries, affiliates, divisions, directors, officers, employees, attorneys, accountants and agents, whether past, present or former.

     10. Amendment of Definition of Confidential Information in Employment Agreement. Section 7 of the Employment Agreement is hereby amended so that the term "Confidential Information" does not include "ideas for marketing programs," except for those "ideas for marketing programs" that have been, on or prior to September 18, 1998, reduced to writing.

     11. Amendment and Restatement of Covenant Not to Compete in Employment Agreement. Section 8 of the Employment Agreement is hereby amended and restated as follows:

     "8. Covenant Not to Compete. The Employee shall not, until September 18, 1999 (the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Parent:

     (a) compete with the Company or any of its respective affiliates or subsidiaries, or any of their respective successors or assigns, whether now existing or hereafter created or acquired (collectively, the "Related Companies"), in any document management


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business conducted during the Term or, as of September 18, 1998, contemplated to be conducted (as has been determined by the Board) or in any other business conducted by the Company in which the Employee is or has been actively engaged (the "Restricted Business") within any geographic area located within the United States of America, its possessions or territories (the "Restricted Area");

     (b) become interested (whether as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity that competes with the Related Companies in the Restricted Business within the Restricted Area, if such interest would constitute a violation of Section 8(a) hereof; provided, that nothing contained in this Section 8(b) shall prohibit Employee from owing, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held company listed on a well- recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc;

     (c) influence or attempt to influence any supplier or customer of the Company or any of the Related Companies to terminate or modify any written or oral agreement or course of dealing with the Company or the Related Companies; or

     (d) influence or attempt to influence any person (other than a family member) to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company or any of the Related Companies, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any of the Related Companies as an employee, consultant, agent or distributor of the Company or the Related Companies at any time during the one year period immediately preceding September 18, 1998."

     12. Press Release; Non-Defamation. The parties agree to the press release attached as Exhibit B hereto. Each party further agrees not to intentionally defame the other with respect to matters arising prior to the date of the execution of this Agreement.

     13. Arbitration of Disputes Under this Agreement. The parties agree that any and all disputes arising out of the performance or breach of this Agreement or any promise or covenant herein shall be resolved by submission to final and binding arbitration by a panel of three arbitrators in Philadelphia, Pennsylvania, under, and in accordance with, the Individual Employment Rules and Procedures of the American Arbitration Association. In any such proceeding, the prevailing party shall be entitled to an award of reasonable attorneys' fees, cost and expenses.

     14. Governing Law; Enforcement. This Agreement shall be governed by and construed and enforced under the laws of the Commonwealth of Pennsylvania. All remedies at

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law and equity shall be available for the enforcement of this Agreement incorporated by reference herein. This Agreement may be pleaded as a full bar to the enforcement of any claim in any way related to or arising out of Gillis' employment or other positions with the Company and/or the termination thereof.

     15. Review and Counsel. Gillis hereby acknowledges that, in connection with this Agreement, he is acting of his own free will, that he has been afforded ample opportunity to read and review the terms of this Agreement, that he has read and reviewed the terms of this Agreement, that he has been represented by counsel of his own selection and has relied upon the advice of such counsel in connection with this Agreement and that he is voluntarily entering into this Agreement with full knowledge of its provisions and effects.

     16. Contractual Effect. The parties understand and acknowledge that the terms of this Agreement are contractual and not a mere recital. Consequently, they expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, and that it shall be binding upon the respective parties as well as their dependents, heirs, executors, legal representatives, successors and assigns.

     17. Notices. All notices, requests, payments, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, deposited with a recognized overnight courier for next day delivery or telecopied to such party at his or its address set forth below or such other address as such party may specify by notice to the other party hereto.

                  If to Gillis, to:

                           Bruce M. Gillis
                           331 Aubrey Road
                           Wynnewood, PA  19096
                           Telecopier:  (610) 645-9707

                           With a copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street, 51st Floor
                           Philadelphia, PA  19103
                           Telecopier:  (215) 864-8999
                           Attention:  Justin P. Klein, Esquire



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                  If to the Company, to:

                           ImageMax, Inc.
                           1100 Hector Street
                           Suite 396
                           Conshohocken, PA  19428
                           Attention:  Chairman

                           With a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           18th and Arch Streets
                           Philadelphia, PA  19103
                           Telecopier:  (215) 981-4750
                           Attention:  Barry M. Abelson, Esquire

     18. Entire Agreement; Etc. This Agreement represents the entire understanding of the parties hereto with reference to the subject matters hereof and supersedes any and all other oral or written agreements heretofore or contemporaneously made.

     19. Headings. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     20. Counterparts and Facsimile Signatures. This Agreement may be delivered by telecopied signatures and executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

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     21. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, Gillis and the Parent, on its own behalf and on behalf of each Company, each acknowledge that they are acting of their own free will, that they have had a sufficient opportunity to read and review the terms of this Agreement, they have each received the advice of their respective counsel with respect hereto, and that they have voluntarily caused the execution of this Agreement and by reference herein as of the day and year set forth below.


/s/ Bruce M. Gillis                     Witness:
------------------------------------             -------------------------------
    Bruce M. Gillis

Date:September 18, 1998


On behalf of IMAGEMAX, INC.:


By:  /s/ Lewis E. Hatch, Jr.
    --------------------------------
    Name: Lewis E. Hatch, Jr.


By: /s/ Andrew Bacas
    --------------------------------
    Name: Andrew Bacas

Date:September 18, 1998


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